AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 21, 1999
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                  IDACORP, Inc.
             (Exact name of registrant as specified in its charter)


             Idaho                                             82-0505802
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)
                              --------------------
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
          (Address, including zip code, of principal executive offices)

                              --------------------

                    Idaho Power Company Employee Savings Plan
                            (Full title of the plan)


      Jan B. Packwood                        J. LaMont Keen                   Robert W. Stahman, Esq.
         President                Senior Vice President-Administration    Vice President, General Counsel
and Chief Executive Officer           and Chief Financial Officer                  and Secretary
       IDACORP, Inc.                         IDACORP, Inc.                         IDACORP, Inc.
  1221 West Idaho Street                 1221 West Idaho Street                1221 West Idaho Street
  Boise, Idaho 83702-5627               Boise, Idaho 83702-5627               Boise, Idaho 83702-5627
      (208) 388-2200                         (208) 388-2200                        (208) 388-2200

                    (Names, addresses and telephone numbers,
                  including area codes, of agents for service)
                              --------------------

                                   Copies to:
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed maxi         Proposed maxi
Title of securities to be        Amount to be             mum offering          mum aggregate        Amount of
registered (1)                   registered (2)           price per unit (3)    offering price (3)   registration fee
-------------------------------  ------------------------ --------------------  -------------------  -------------------
Common stock, no par value           1,000,000 shares     $29.84375             $29,843,750          $8,297
Preferred share purchase             1,000,000 rights           -----               ------              ------
rights (4)
-------------------------------  ------------------------ --------------------  -------------------  -------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Savings Plan.
(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on October 14, 1999.
(4) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

     1.  IDACORP's  Annual  Report on Form 10-K for the year ended  December 31,
1998.

     2. IDACORP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

     3. The description of IDACORP's common stock contained in the registration statement on Form 8-A, dated October 20, 1999;

     4. The description of the preferred share purchase rights contained in IDACORP's registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8-A/A, dated October 20, 1999; and

     5. The Idaho Power Company Employee Savings Plan Annual Report on Form 11-K for the year ended December 31, 1998.

     All documents subsequently filed by IDACORP or the Employee Savings Plan under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before IDACORP files a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities that have not been sold, shall be deemed incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

     Robert W. Stahman, Esq., Vice President, General Counsel and Secretary of the Company, and LeBoeuf, Lamb, Greene & MacRae, L.L.P. have given their opinions on the legality of the common stock and the preferred share purchase rights offered pursuant to this registration statement. LeBoeuf, Lamb, Greene & MacRae, L.L.P. relied upon the opinion of Mr. Stahman as to matters of Idaho law.

     As of October 1, 1999, Mr. Stahman owned 19,250 shares of IDACORP common stock.

Item 6.   Indemnification of Directors and Officers.

     Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for
indemnification   of   IDACORP's   directors   and  officers  in  a  variety  of
circumstances.

     Article VIII of IDACORP's Articles of Incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business

Corporation Act as now in effect or as it may be amended or substituted from time to time. Article VI of the Amended Bylaws of IDACORP provides that IDACORP shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

     IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 8.   Exhibits.


Exhibit        File Number              As Exhibit

*2             333-48031                2              -Agreement and Plan of Exchange,
                                                       between IDACORP, Inc. and Idaho
                                                       Power Company, dated as of
                                                       February 2, 1998.

*4(a)          33-56071                 3(d)           -Articles of Share Exchange of
                                                       IDACORP, Inc., as filed with
                                                       the Secretary of State
                                                       of Idaho on September 29, 1998.

*4(b)          333-64737                3.1            -Articles of Incorporation of
                                                       IDACORP, Inc.

*4(c)          333-64737                3.2            -Articles of Amendment to
                                                       Articles of Incorporation of
                                                       IDACORP, Inc., as filed with
                                                       the Secretary of State
                                                       of Idaho on March 9, 1998.

*4(d)          333-00139                3(b)           -Articles of Amendment to
                                                       Articles of Incorporation of
                                                       IDACORP, Inc., as amended,
                                                       creating A Series Preferred
                                                       Stock, without par value, as
                                                       filed with the Secretary of
                                                       State of Idaho on September 17,
                                                       1998.

*4(e)          1-14465                  3(h)           -Amended Bylaws of IDACORP,
               Form 10-Q for                           Inc., as of July 8, 1999.
               quarter ended
               6/30/99

*4(f)          1-14465                  4              -Rights Agreement, dated as of
               Form 8-K                                September 10, 1998, between
               dated                                   IDACORP, Inc. and The Bank of
               September 15,                           New York, as Rights Agent.
               1998



                                       I-2




Exhibit        File Number              As Exhibit

5(a)                                                   -Opinion and consent of Robert
                                                       W. Stahman, Esq.

5(b)                                                   -Opinion and consent of
                                                       LeBoeuf, Lamb, Greene & MacRae, L.L.P.

15                                                     -Letter from Deloitte & Touche
                                                       LLP regarding unaudited interim
                                                       financial information.

23                                                     -Consent of Deloitte & Touche LLP.

24                                                     -Power of Attorney (included
                                                       on the signature page hereof).

------------------------------------

*Previously filed and incorporated herein by reference.

     The Company undertakes that it will submit or has submitted the Employee Savings Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Employee Savings Plan under Section 401 of the Internal Revenue Code.

Item 9.   Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named in this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer and the Idaho Power Company Employee Savings Plan hereby confer like authority to sign and file on their behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 20th day of October, 1999.


                                               IDACORP, Inc.


                                               By /s/ Jan B. Packwood
                                                  Jan B. Packwood
                                                  President and Chief
                                                  Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                      Title                                      Date


/s/ Jon H. Miller                              Chairman of the                    October 20, 1999
---------------------                          Board
(Jon H. Miller)




/s/ Jan B. Packwood                            President,                         October 20, 1999
---------------------                          Chief Executive
(Jan B. Packwood)                              Officer and Director



                                      II-5




Signature                                      Title                                      Date


/s/ J. LaMont Keen                             Senior Vice                        October 20, 1999
---------------------                          President -
(J. LaMont Keen)                               Administration
                                               and Chief
                                               Financial Officer
                                               (Principal
                                               Financial Officer)



/s/ Darrel T. Anderson                         Vice President -                   October 20, 1999
-----------------------                        Finance and
(Darrel T. Anderson)                           Treasurer
                                               (Principal
                                               Accounting
                                               Officer)


/s/ Rotchford L. Barker                        Director                           October 20, 1999
-----------------------
(Rotchford L. Barker)


/s/ Robert D. Bolinder                         Director                           October 20, 1999
---------------------
(Robert D. Bolinder)



/s/ Roger L. Breezley                          Director                           October 20, 1999
---------------------
(Roger L. Breezley)



/s/ John B. Carley                             Director                           October 20, 1999
---------------------
(John B. Carley)



/s/ Peter T. Johnson                           Director                           October 20, 1999
----------------------
(Peter T. Johnson)



/s/ Jack K. Lemley                             Director                           October 20, 1999
---------------------
(Jack K. Lemley)



/s/ Evelyn Loveless                            Director                           October 20, 1999
---------------------
(Evelyn Loveless)



                                      II-6





Signature                                      Title                                      Date



/s/ Peter S. O'Neill                           Director                           October 20, 1999
---------------------
(Peter S. O'Neill)



/s/ Robert A. Tinstman                         Director                           October 20, 1999
-----------------------
(Robert A. Tinstman)


     The Plan. Pursuant to the requirement of the Securities Act of 1933, Idaho Power Company as the Plan Administrator of the Idaho Power Company Employee Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 20th day of October, 1999.



                                               IDAHO POWER COMPANY
                                               EMPLOYEE SAVINGS PLAN



                                               By /s/ Jan B. Packwood
                                                  Jan B. Packwood
                                                  President and Chief
                                                  Executive Officer

                                  EXHIBIT INDEX


Exhibit          File Number                  As Exhibit                                                 Page

*2               333-48031                    2             -Agreement and Plan of
                                                            Exchange, between
                                                            IDACORP, Inc. and Idaho
                                                            Power Company, dated as
                                                            of February 2, 1998.

*4(a)            33-56071                     3(d)          -Articles of Share
                                                            Exchange of IDACORP,
                                                            Inc., as filed with the
                                                            Secretary of State of
                                                            Idaho on September 29,
                                                            1998.

*4(b)            333-64737                    3.1           -Articles of
                                                            Incorporation of
                                                            IDACORP, Inc.

*4(c)            333-64737                    3.2           -Articles of Amendment
                                                            to Articles of
                                                            Incorporation of
                                                            IDACORP, Inc., as filed
                                                            with the Secretary of
                                                            State of Idaho on
                                                            March 9, 1998.

*4(d)            333-00139                    3(b)          -Articles of Amendment
                                                            to Articles of
                                                            Incorporation of
                                                            IDACORP, Inc., as
                                                            amended, creating A
                                                            Series Preferred Stock,
                                                            without par value, as
                                                            filed with the
                                                            Secretary of State of
                                                            Idaho on September 17,
                                                            1998.

*4(e)            1-14465                      3(h)          -Amended Bylaws of
                 Form 10-Q for                              IDACORP, Inc., as of
                 quarter ended                              July 8, 1999.
                 6/30/99

*4(f)            1-14465                      4             -Rights Agreement,
                 Form 8-K                                   dated as of
                 dated                                      September 10, 1998,
                 September 15,                              between IDACORP, Inc.
                 1998                                       and The Bank of New
                                                            York, as Rights Agent.

5(a)                                                        -Opinion and consent of
                                                            Robert W. Stahman, Esq.

5(b)                                                        -Opinion and consent
                                                            of LeBoeuf, Lamb,
                                                            Greene & MacRae,
                                                            L.L.P.







Exhibit          File Number                  As Exhibit                                                 Page

15                                                          -Letter from Deloitte &
                                                            Touche LLP regarding
                                                            unaudited interim
                                                            financial information.

23                                                          -Consent of Deloitte &
                                                            Touche LLP.

24                                                          -Power of Attorney
                                                            (included on the
                                                            signature page hereof).

------------------------------------

*Previously filed and incorporated herein by reference.